                      SECURITIZATION SPONSORSHIP AGREEMENT



                                      among


                             ACCESS FINANCIAL CORP.,


                       ACCESS FINANCIAL RECEIVABLES CORP.


                                       and



                     CARGILL FINANCIAL SERVICES CORPORATION







                             Dated as of May 1, 1996





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                                TABLE OF CONTENTS

                                                                                                      Page
ARTICLE ONE                DEFINITIONS.................................................................  2

         Section 1.01.              Definitions........................................................  2

ARTICLE TWO                AGREEMENT TO CREATE TRUST; AGREEMENT TO
                           CONVEY CONTRACTS; ASSIGNMENT................................................  2

         Section 2.01.              Agreement to Create Trust..........................................  2
         Section 2.02.              Agreement to Convey Contracts......................................  2
         Section 2.03.              Possession of Files................................................  3
         Section 2.04.              Books and Records..................................................  3
         Section 2.05.              Cost of Delivery and Recordation of
                                    Documents..........................................................  3
         Section 2.06.              Assignment of Agreement............................................  3

ARTICLE THREE              REPRESENTATIONS AND WARRANTIES..............................................  3

         Section 3.01.              Representations and Warranties of
                                    the Parties........................................................  4

ARTICLE FOUR               CERTAIN COVENANTS OF AFC....................................................  5

         Section 4.01.              Further Assurances.................................................  5
         Section 4.02.              Indemnification....................................................  5

ARTICLE FIVE               MISCELLANEOUS...............................................................  5

         Section 5.01.              Notices............................................................  5
         Section 5.02.              Severability of Provisions.........................................  6
         Section 5.03.              Survival...........................................................  6
         Section 5.04.              Effect of Headings and Table of
                                    Contents...........................................................  6
         Section 5.05.              Successors and Assigns.............................................  7
         Section 5.06.              Miscellaneous......................................................  7
         Section 5.07.              Amendments.........................................................  7
         Section 5.08.              Third-Party Beneficiaries..........................................  7
         Section 5.10.              GOVERNING LAW; CONSENT TO
                                    JURISDICTION; WAIVER OF JURY TRIAL.................................  8
         Section 5.11.              Execution in Counterparts..........................................  8



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                  This Securitization  Sponsorship Agreement, dated as of May 1,
1996, by and among ACCESS FINANCIAL CORP., a Delaware corporation, its successors and assigns ("AFC"), ACCESS FINANCIAL RECEIVABLES CORP., a Delaware corporation ("Receivables"), and CARGILL FINANCIAL SERVICES CORPORATION, a Delaware corporation and its successors and assigns (the "Sponsor").


                              W I T N E S S E T H:

                  WHEREAS, the List of Contracts lists certain installment sales contracts and installment loan agreements for manufactured housing (the "Contracts") owned by AFC that AFC desires to include in a securitization transaction and, to effect such transaction, AFC intends to sell such Contracts to Receivables pursuant to a Loan Sale Agreement, dated as of May 1, 1996 between AFC and Receivables;

                  WHEREAS, the Sponsor has previously filed a Registration Statement with the Securities and Exchange Commission which allows for the registration of certain types of asset-backed securities issued by the Sponsor thereunder;

                  WHEREAS, the Sponsor is willing to create a trust (the "Trust") pursuant to a Pooling and Servicing Agreement, dated as of May 1, 1996 (the "Pooling and Servicing Agreement") among Receivables, as seller, AFC as servicer, the Sponsor and The Bank of New York, a New York state banking corporation, as trustee (the "Trustee");

                  WHEREAS, the Sponsor is willing to direct the Trust to acquire the Contracts from Receivables and to issue certain asset-backed securities representing interests in the Trust (the "Certificates");

                  WHEREAS, the Sponsor is willing to act as the "Issuer" of the Certificates in its capacity as the "manager" of the Trust, as described and provided in Section 2(4) of the Securities Act of 1933, as amended, and to assume the responsibilities, obligations and liabilities appurtenant to its status as an issuer of securities; and

                  WHEREAS, AFC and Receivables are willing to act as the "sponsors" of each "real estate mortgage investment conduit" ("REMIC") to be created by the Trust within the meaning of Section 1.860F-1 of the regulations issued under the Code, and to assume the responsibilities, obligations and liabilities appurtenant to its status as the sponsors of such REMICS;

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto agree as follows:





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                                   ARTICLE ONE

                                   DEFINITIONS

                  Section 1.01. Definitions. Capitalized terms used herein that are not otherwise defined shall have the respective meanings ascribed thereto in the Pooling and Servicing Agreement.


                                   ARTICLE TWO

 AGREEMENT TO CREATE TRUST; AGREEMENT TO CONVEY CONTRACTS; ASSIGNMENT

                  Section 2.01. Agreement to Create Trust. (a) Subject to the terms and conditions of this Agreement, the Sponsor agrees to create the Trust under the Pooling and Servicing Agreement and to direct the Trust to acquire the Contracts.

                  Upon the Trust's acquisition of the Contracts, the Sponsor will further direct the Trust to issue the Certificates. The transactions described in this Section 2.01(a) are the "Securitization".

                  (b) The closing for the Securitization shall take place at the offices of Dewey Ballantine, New York, New York, at 10:00 a.m., New York time, on May 29, 1996 or such other place and time as the parties shall agree (such date of closing being herein referred to as the "Closing Date").

                  Section 2.02. Agreement to Convey Contracts. (a) On the Closing Date, AFC shall sell, transfer, assign, set over and convey to
Receivables, without recourse but subject to the terms of the Loan Sale Agreement, (i) all of its right, title and interest in and to the Contracts (including, without limitation, the security interests created thereby), including all principal of and interest due on or with respect to the Contracts on or after the Cut-off Date (other than payments of principal and interest first due on the Contracts before the Cut-off Date), (ii) all of the rights under any Hazard Insurance Policy relating to a Manufactured Home securing a Contract for the benefit of the creditor of such Contract, (iii) all documents contained in the Contract Files and the Servicing Files and (iv) all proceeds derived from any of the foregoing (collectively, the "Contract Rights").

                  (b) On the Closing Date and immediately following the sale described in Section 2.02(a), Receivables shall sell, transfer, assign, set over and convey to the Trust, without recourse but subject to the terms of the Pooling and Servicing Agreement, all of its right, title and interest in and to
(i)




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the  Contract  Rights  and  (ii)  all  rights of Receivables under the Loan Sale
Agreement.

                  Section 2.03. Possession of Files. Upon the sale of the Contract Rights to the Trust, the ownership of each related Contract and the contents of the related Contract File shall immediately vest in the Trust. The contents of any Contract File in the possession of AFC or Receivables at any time after such sale, and any scheduled payments of principal and interest on the Contracts due after the Cut-Off Date and received by AFC or Receivables, shall be held in trust by AFC or Receivables for the benefit of the Trust as the owner thereof, and shall be promptly delivered by AFC or Receivables to or upon the order of the Sponsor on behalf of the Trust.

                  Section 2.04. Books and Records. (a) The conveyance of each Contract by AFC to Receivables shall be reflected on AFC's accounting and other records, balance sheet and other financial statements as a sale of assets by AFC to Receivables. AFC shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Contract which shall be clearly marked to reflect the ownership of each Contract by the Trust for the benefit of the Certificateholders.

                  (b) The conveyance of each Contract by Receivables to the Trust shall be reflected on Receivables' accounting and other records, balance sheet and other financial statements as a sale of assets by Receivables to the Trust. Receivables shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Contract which shall be clearly marked to reflect the ownership of each Contract by the Trust for the benefit of the Certificateholders.

                  Section 2.05. Cost of Delivery and Recordation of Documents. The costs relating to the delivery and recordation of the documents specified in this Article Two in connection with the Contracts shall be borne by AFC or Receivables.

                  Section 2.06. Assignment of Agreement. AFC and Receivables hereby acknowledge and agree that the Sponsor intends to assign its interest (other than the Unassigned Rights (as defined in Section 4.02 hereof)) under this Agreement to the Trustee as may be required to effect the purposes of the Pooling and Servicing Agreement, without further notice to, or consent of, AFC or Receivables, and the Trustee shall succeed to such of the rights and obligations of the Sponsor hereunder as shall be so assigned.


                                  ARTICLE THREE

                         REPRESENTATIONS AND WARRANTIES




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                  Section 3.01.  Representations  and Warranties of the Parties.
Each of AFC, Receivables and the Sponsor hereby represents, warrants and covenants to each other party hereto as of the date of execution of this Agreement and the Closing Date that:

                  (a) It is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the corporate power to own its assets and to transact the business in which it is currently engaged. It is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on its business, properties, assets, or condition (financial or other).

                  (b) It has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under this Agreement, and this Agreement has been duly and validly authorized, executed and delivered by it. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of it enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

                  (c) No consent, approval, authorization or order of or registration or filing with, or notice to, any governmental authority or court or other Person is required for the execution, delivery and performance of or compliance by it with this Agreement or the consummation by it of any of the transactions contemplated hereby, except such as have been made on or prior to the Closing Date.

                  (d) None of the execution, delivery and performance of this Agreement, and the consummation of the other transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement, (i) conflicts or will conflict with its charter or bylaws or conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default or results or will result in an acceleration under, any term, condition or provision of any indenture, deed of trust, contract or other agreement or other instrument to which it is a party or by which it is bound and which is material to it, or (ii) results or will result in a violation of any law, rule, regulation, order, judgment or decree of any court or governmental authority having jurisdiction over it.





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                  (e) No  litigation or  administrative  proceeding of or before any court, tribunal or governmental body is currently pending, or to its knowledge, threatened against it or any of its properties or with respect to this Agreement, the Certificates which, if adversely determined, would in its opinion have a material adverse effect on the transactions contemplated by this Agreement.


                                  ARTICLE FOUR

                            CERTAIN COVENANTS OF AFC

                  Section 4.01. Further Assurances. AFC and Receivables hereby agree to do all acts, transactions, and things and to execute and deliver all agreements, documents, instruments, and papers by and on behalf of AFC and Receivables as the Sponsor or its counsel may reasonably request in order to consummate the transfer of the Contracts from AFC to Receivables and from Receivables to the Trust and the rating, issuance and sale of the Certificates.

                  Section 4.02. Indemnification. (a) AFC agrees to indemnify the Sponsor, Receivables, their respective "controlling persons" within the meaning of the Federal securities laws and their respective officers, directors and employees from and against any losses, claims, actions or liabilities suffered or incurred by the Sponsor or Receivables, as the case may be, in connection with the Securitization, except to the extent any such losses, claims, actions or liabilities relate to the Sponsor Offering Materials as defined in the Underwriting Agreement, dated as of May 22, 1996 (the "Underwriting Agreement") among AFC, Receivables, the Sponsor, Prudential Securities Incorporated and J.P. Morgan Securities Inc. The rights of the Sponsor under this Section 4.02(a) are the "Unassigned Rights" which are not being assigned to the Trustee.

                  (b) The Sponsor agrees to indemnify each of AFC, Receivables, and Access Financial Holdings Corp. and their respective officers, directors and employees from and against any losses, claims, actions or liabilities suffered or incurred by AFC or Receivables relating to the Sponsor Offering Materials as defined in the Underwriting Agreement.


                                  ARTICLE FIVE

                                  MISCELLANEOUS

                  Section 5.01. Notices. All demands, notices and communications hereunder shall be given as follows, until any superseding instructions are given to all other persons listed below:




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AFC:                                        Access Financial Corp.
                                            1100 Abernathy Road, Suite 1200
                                            Atlanta, Georgia 30328
                                            Attention: Operations
                                            Tel: (770) 481-6061
                                            Fax: (770) 828-0455

Receivables:                                Access Financial Receivables Corp.
                                            1100 Abernathy Road, Suite 1205
                                            Atlanta, Georgia 30328
                                            Tel:
                                            Fax:

The Sponsor:                                Cargill Financial Services
                                            Corporation
                                            6000 Clearwater Drive
                                            Minnetonka, Minnesota 55343-9497
                                            Attention: Corporate Capital Group
                                            Tel: (612) 984-3058
                                            Fax: (612) 984-3910

                  Section 5.02. Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Contract shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

                  Section 5.03. Survival. The parties to this Agreement agree that the representations, warranties and agreements made by each of them herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the other party hereto, notwithstanding any investigation heretofore or hereafter made by such other party or on such other party's behalf, and that the representations, warranties and agreements made by the parties hereto in this Agreement or in any such certificate or other instrument shall survive the delivery of and payment for the Contracts.

                  Section 5.04. Effect of Headings and Table of Contents. The Article and Section headings herein and the




                                        6


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Table of Contents are for convenience only and shall not affect the construction hereof.

                  Section 5.05. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except as expressly permitted by the terms hereof, this Agreement may not be assigned, pledged or hypothecated by any party hereto to a third Person without the written consent of the other parties to this Agreement; provided, however, that the Sponsor may assign its rights hereunder without the consent of AFC or Receivables.

                  Section 5.06. Miscellaneous. This Agreement super- sedes all prior agreements and understandings relating to the subject matter hereof.

                  Section 5.07. Amendments. (a) This Agreement may be amended from time to time by AFC, Receivables and the Sponsor by written agreement without notice to, or consent of, the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, at the expense of the party requesting the change, delivered to the Trustee, adversely affect in any material respect the interests of any Owner; provided, further, that no such amendment shall reduce in any manner the amount of, or delay the timing of, payments received on Contracts which are required to be distributed on any Certificate without the consent of the Owner of such Certificate, or change the rights or obligations of any other party hereto without the consent of such party.

                  (b) It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.

                  (c) The Certificateholders if they so request, shall be provided with copies of any amendments to this Agreement, together with copies of any opinions of counsel or other documents or instruments executed in connection therewith.

                  Section 5.08. Third-Party Beneficiaries. The parties agree that the Trustee is an intended third-party beneficiary of this Agreement to the extent necessary to enforce the rights and to obtain the benefit of the remedies of the Sponsor under this Agreement which are assigned to the




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Trustee  for the benefit of the  Certificateholders  pursuant to the Pooling and
Servicing Agreement.

                  Section 5.10. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

                  (b) THE SPONSOR, RECEIVABLES AND AFC EACH HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY, AND EACH WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE ADDRESS SET FORTH IN SECTION 5.01 OF THIS AGREEMENT AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE U.S. MAILS, POSTAGE PREPAID. THE SPONSOR, RECEIVABLES AND AFC EACH HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF THE SPONSOR, RECEIVABLES AND AFC TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT ANY PARTY'S RIGHT TO BRING ANY ACTION OR PROCEEDING IN THE COURTS OF ANY OTHER JURISDICTION.

                  (c) THE SPONSOR, RECEIVABLES AND AFC EACH HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

                  Section 5.11. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                     [Signatures Commence on Following Page]




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                  IN WITNESS WHEREOF, the parties hereto have caused their names to be signed by their respective officers thereunto duly authorized as of the date first above written.


                                            ACCESS FINANCIAL CORP.



                                            By: /s/ Leslie Zejdlik Foster
                                                -----------------------------
                                                Name:  Leslie Zejdlik Foster
                                                Title: President



                                            ACCESS FINANCIAL RECEIVABLES CORP.



                                            By:  /s/ Leslie Zejdlik Foster
                                                -----------------------------
                                                Name:  Leslie Zejdlik Foster
                                                Title: President



                                            CARGILL FINANCIAL SERVICES
                                                 CORPORATION



                                            By:  /s/ Kenneth M. Duncan
                                                -----------------------------
                                                Name:  Kenneth M. Duncan
                                                Title: Senior Vice President









                     [Securitization Sponsorship Agreement]